As filed with the Securities and Exchange Commission on July 1, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act Of 1933


                                    COHR INC.
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                                                 95-4559155
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)

                              21540 Plummer Street
                        Chatsworth, California 91311-4103
              (Address and Zip Code of Principal Executive Offices)


                       1995 STOCK OPTION PLAN OF COHR INC.
                       1996 STOCK OPTION PLAN OF COHR INC.

                            (Full Title of the Plans)


                                 Daniel F. Clark
                             Chief Financial Officer
                                    COHR Inc.
                              21540 Plummer Street
                        Chatsworth, California 91311-4103
                                 (818) 734-8349
           (Name, Address, and Telephone Number of Agent for Service)


                                   CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                           PROPOSED          PROPOSED
                                        AMOUNT              MAXIMUM          MAXIMUM         AMOUNT OF
      TITLE OF SECURITIES                TO BE          OFFERING PRICE      AGGREGATE       REGISTRATION
       TO BE REGISTERED                REGISTERED          PER SHARE      OFFERING PRICE        FEE
----------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value                             900,000 shares(1)      $5.1565(2)      $4,640,850(2)      $1,369.05
==========================================================================================================

(1) Represents the maximum number of shares of Common Stock that may be offered pursuant to this Registration Statement, including (i) 600,000 shares issuable upon the exercise of stock options granted under the 1995 Stock Option Plan of COHR Inc. and (ii) 300,000 shares issuable upon the exercise of stock options granted under the 1996 Stock Option Plan of COHR Inc.

(2) Calculated pursuant to Rule 457(h)(1) and Rule 457(c) based on the average high and low prices for the Registrant's common stock on the Nasdaq Stock Market on June 26, 1998. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE


        As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3: INCORPORATION OF DOCUMENTS BY REFERENCE

        The Registrant incorporates by reference herein the following documents filed with the Commission under the Securities Exchange Act of 1934 as amended ("Exchange Act"): (1) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998; (2) all other subsequent reports filed by the Company with the Securities and Exchange Commission pursuant to Section 13(a) of the Exchange Act (such as Quarterly Reports on Form 10-Q or Current Reports on Form 8-K); and (3) a description of the Company's common stock contained in the Company's Registration Statement on Form 8-A/A, filed pursuant to Section 12 of the Exchange Act on February 13, 1996 (File No. 0-27506), including any other amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

                                  -------------

        The financial statements and related financial statement schedule incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Future financial statements of the Company and the reports thereon of the Company's independent auditors to be included in subsequent filed documents also will be incorporated by reference in this Registration Statement in reliance upon the authority of such independent auditors as experts in accounting and auditing to the extent such independent auditors have audited those financial statements and consented to the use of their reports thereon.

ITEM 4: DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5: INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6: INDEMNIFICATION OF DIRECTORS AND OFFICERS

        (a) Section 145 of the Delaware General Corporation Law ("DGCL") gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations, subject to specified conditions and exclusions, against expenses incurred in the defense of any lawsuit to


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
which they are made parties by reason of being or having been such directors or officers. Such provisions also give a director or officer who successfully defends an action the right to be so indemnified subject to specified conditions and exclusions and authorizes Delaware corporations to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

        (b) The Company's Bylaws require that the Company indemnify its officers and directors to the full extent authorized under the Delaware General Corporation Law. The standard for indemnification applicable in all cases (excepting indemnification in connection with the successful defense of any proceeding or matter which is mandatory under the Delaware General Corporation Law and the Bylaws without reference to any such standard) is that the individual shall have acted in good faith and in a manner the individual reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful except that no indemnification is permitted with respect to litigation brought by or in the right of the Company in respect of any claim, issue or matter as to which the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which the action is brought determines that such person is entitled to indemnity for such expenses as such Court deems to be proper.

        (c) In accordance with Section 102(b)(7) of the DGCL, the Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the DGCL (unlawful payment of dividends) or (4) transactions from which a director derives an improper personal benefit. In the event the DGCL is changed to authorize the further elimination or limitation of the liability of directors, then the Certificate of Incorporation will automatically limit the liability of directors to the fullest extent permitted by such law, as so changed, without the need for any further action by the Company's directors or stockholders.

        (d) The Delaware indemnification statute generally described above is nonexclusive and allows a corporation to expand the scope of indemnification, whether provided by provisions in its bylaws or by agreement. The Bylaws authorize the Company to contract with directors, officers and other agents of the Company and to provide such persons with indemnification for breach of duty to the Company and its stockholders in excess of indemnification otherwise provided by Delaware law. The Company has entered into indemnification agreements with certain of its directors and executive officers providing for indemnification of such persons to the fullest extent allowed by law. Under the indemnification agreements, the Company's directors and officers who are involved in an action other than an action by or in the right of the Company will be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specific actions, suits or proceedings, whether civil, criminal, administrative or investigative. Under current law and the indemnification agreements, the Company may advance expenses incurred by an officer, director, employee or agent in defending a proceeding, provided that the person seeking such advances provides a written undertaking to the Company to repay all amounts to advanced if it is ultimately determined that such person is not entitled to indemnification.

        (e) The Company maintains directors' and officers' liability insurance covering such persons in their official capacities with the Company and its subsidiaries.


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
ITEM 7: EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8: EXHIBITS

        3.1 Certificate of Incorporation (Exhibit 3.1 to the Company's Registration Statement on Form S-1 [File No. 33-80635])*/

        3.2 Bylaws of Registrant (Exhibit 3.2 to the Company's Registration Statement on Form S-1 [File No. 33-80635])*/

        5.1     Opinion of Sonnenschein Nath & Rosenthal

        23.1    Consent of Sonnenschein Nath & Rosenthal (included in Exhibit
                5.1)

        23.2    Consent of Deloitte & Touche LLP

        24.1    Powers of Attorney.

--------------------------

*/      Incorporated by reference.

ITEM 9: UNDERTAKINGS

Rule 415 Offering.

        The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


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
        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.

        The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, COHR Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chatsworth, State of California, on June 30, 1998.

                                       COHR INC.

                                       By:         /s/Daniel F. Clark
                                           -------------------------------------
                                                     Daniel F. Clark
                                                 Chief Financial Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                               Title                           Date
        ---------                               -----                           ----


/s/Raymond E. List                    Chief Executive Officer                   June 30, 1998
---------------------------------     (Principal Executive Officer)
Raymond E. List                       and Director




/s/Daniel F. Clark                    Chief Financial Officer                   June 30, 1998
---------------------------------     (Principal Financial Officer
Daniel F. Clark                       and Principal Accounting
                                      Officer)




*/s/Lynn P. Reitnouer                 Chairman of the Board and                 June 30, 1998
---------------------------------     Director
Lynn P. Reitnouer



*/s/Stephen W. Gamble                 Director                                  June 30, 1998
---------------------------------
Stephen W. Gamble



*/s/Ronnie J. Messenger               Director                                  June 30, 1998
---------------------------------
Ronnie J. Messenger



*/s/James D. Barber                   Director                                  June 30, 1998
---------------------------------
James D. Barber



*/s/Frederick C. Meyer                Director                                  June 30, 1998
---------------------------------
Frederick C. Meyer


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

*/s/Louis A. Simpson                  Director                                  June 30, 1998
---------------------------------
Louis A. Simpson



---------------------

*/  By: /s/Daniel F. Clark
---------------------------------
        (Daniel F. Clark
        Attorney-in-Fact)


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
                                INDEX TO EXHIBITS


      Exhibit
       Number                        Description of Exhibit
      -------                        ----------------------

        3.1     Certificate of Incorporation (Exhibit 3.1 to the Company's
                Registration Statement on Form S-1)*/

        3.2     By-Laws of Registrant (Exhibit 3.2 to the Company's Registration
                Statement on Form S-1)*/

        5.1     Opinion of Sonnenschein Nath & Rosenthal

        23.1    Consent of Sonnenschein Nath & Rosenthal (included in Exhibit
                5.1)

        23.2    Consent of Deloitte & Touche LLP

        24.1    Powers of Attorney


-----------------

*/ Incorporated by reference.


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